UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 9, 2026

Date of Report (date of earliest event reported)

McGraw Hill, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42764	87-1259704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8787 Orion Place
Columbus, OH 43240
(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code): (614) 430-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	MH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Notes Offering

On October 9, 2026 (the “Settlement Date”), McGraw-Hill Education, Inc. (the “Issuer”), a wholly-owned subsidiary of McGraw Hill, Inc. (the “Company”), completed its previously announced private offering of $400 million in aggregate principal amount of 8.000% senior secured notes due 2033 (the “Notes”) in a private offering (the “Offering” and, together with the amendments to the A&E Cash Flow Credit Agreement and the A&E ABL Revolving Credit Facility Agreement (each as defined below), the “Refinancing Transactions”). The Notes are guaranteed by Mav Intermediate Holding II Corporation, the Issuer’s parent and a wholly-owned subsidiary of the Company (the “Parent Guarantor”), and certain of the Issuer’s direct and indirect subsidiaries.

The Notes are governed by an Indenture (the “Indenture”), dated as of October 9, 2026, by and among the Issuer, The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, the Parent Guarantor and the other guarantors party thereto.

The proceeds of the Offering, together with borrowings under the A&E Term Loan Facility (as defined below), were used by the Issuer to (i) redeem in full the Issuer’s outstanding 5.750% Secured Notes due 2028 (the “2022 Senior Secured Notes”) on the Settlement Date, and (ii) refinance the Existing Term Loan Facility (as defined below).

The Notes bear interest at a rate of 8.000% per annum, payable semi-annually in arrears on January 15 and July 15, beginning on July 15, 2027.

At any time and from time to time prior to October 15, 2029, some or all of the Notes are redeemable for cash at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium described in the Indenture and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time prior to October 15, 2029, the Issuer may also redeem up to 40% of the aggregate principal amount of the Notes in an amount equal to the amount of the proceeds of certain equity offerings at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to October 15, 2029, the Issuer may redeem up to 10% of the aggregate principal amount of the Notes during each calendar year at a purchase price equal to 103% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Beginning on October 15, 2029, some or all of the Notes are redeemable at any time and from time to time at the applicable redemption prices listed in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

The Indenture contains covenants that, among other things, limit the ability of the Issuer and the Issuer’s restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, prepay, redeem or repurchase certain subordinated debt, issue certain preferred stock or similar equity securities, make loans and investments, sell or otherwise dispose of assets, incur liens, enter into transactions with affiliates, enter into agreements restricting its subsidiaries’ ability to pay dividends and consolidate, merge or sell all or substantially all assets.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Amended and Restated Cash Flow Credit Agreement

On October 9, 2026, concurrently with the completion of the Offering, the Issuer entered into the Amendment and Restatement Agreement No. 1 (the “Amendment and Restatement Agreement”), by and among the Issuer, the Parent Guarantor, the other guarantors party thereto (together with the Issuer and the Parent Guarantor, the “Credit Parties”), Bank of America, N.A., as administrative agent and collateral agent, the lenders party thereto and the issuing banks party thereto, which amends and restates its existing senior secured cash flow credit agreement, dated as of July 30, 2021 (as previously amended by Amendment No. 1 to the Credit Agreement, dated as of November 1, 2021, Amendment No. 2 to the Credit Agreement, dated as of June 26, 2023, Amendment No. 3 to the Credit Agreement, dated as of June 27, 2023, Amendment No. 4 to the Credit Agreement, dated as of June 27, 2024, Amendment No. 5 to the Credit Agreement, dated as of August 6, 2024, Amendment No. 6 to the Credit Agreement, dated as of February 6, 2025, Amendment No. 7 to the Credit Agreement, dated as of September 8, 2025, and as so amended and restated pursuant to the Amendment and Restatement Agreement, the “A&E Cash Flow Credit Agreement”).

The A&E Cash Flow Credit Agreement provides for (i) a senior secured revolving credit facility with an aggregate principal amount of $150 million of available commitments (the “A&E Cash Flow Revolving Credit Facility”), which refinanced the Issuer’s existing $111 million senior secured cash flow revolving credit facility and which matures on October 9, 2031, and (ii) a $930 million senior secured term loan facility, which matures on October 7, 2033 (the “A&E Term Loan Facility”), which refinanced the Issuer’s existing term loan facility (the “Existing Term Loan Facility”). The A&E Term Loan Facility is repayable in quarterly installments of $2.325 million.

The term loans issued pursuant to the A&E Term Loan Facility and the revolving credit facility loans issued pursuant to the A&E Cash Flow Revolving Credit Facility, in each case, will bear interest at a floating rate per annum equal to, at the Issuer’s option, either (i) SOFR plus 2.75% or (ii) a base rate determined in accordance with the A&E Cash Flow Credit Agreement plus 1.75%. The indebtedness and obligations under the A&E Cash Flow Credit Agreement shall continue to be secured by a first-priority lien and security interest in each of the Issuer’s subsidiaries’ capital stock (subject to certain exceptions) and substantially all of the assets and property of the Issuer and the other Credit Parties (other than the ABL Priority Collateral (as defined below)) (collectively, the “Cash Flow Priority Collateral”), subject to permitted liens and other exceptions, and a second priority security interest in the ABL Priority Collateral.

The foregoing description of the A&E Cash Flow Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&E Cash Flow Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to ABL Revolving Credit Facility Agreement

On October 9, 2026, concurrently with the completion of the Offering, the Issuer entered into Amendment No. 4 to the Revolving Credit Agreement (“Amendment No. 4 to the ABL Credit Agreement”) to amend its existing senior secured ABL revolving credit agreement, dated as of July 30, 2021 (as previously amended by Amendment No. 1 to the Revolving Credit Agreement, dated as of April 26, 2023, Amendment No. 2 to the Revolving Credit Agreement, dated as of June 17, 2024, Amendment No. 3 to the Revolving Credit Agreement, dated as of August 6, 2024, and as so amended by Amendment No. 4 to the ABL Credit Agreement, the “A&E ABL Revolving Credit Facility Agreement”), by and among the Issuer, the Parent Guarantor, the other borrowers and guarantors party thereto, Bank of America, N.A., as administrative agent, collateral agent and swingline lender, the lenders party thereto and the issuing banks party thereto.

The amendment to the A&E ABL Revolving Credit Facility Agreement, among other things, extends the maturity date of the revolving credit facility thereunder to October 9, 2031. The indebtedness and obligations under the A&E ABL Revolving Credit Facility will continue to be secured by a first-priority lien and security interest in the Issuer’s and the other Credit Parties’ inventory, accounts receivable, cash, deposit accounts and certain assets and property related thereto (the “ABL Priority Collateral”), in each case subject to certain exceptions, and a second priority interest in the Cash Flow Priority Collateral.

The foregoing description of the A&E ABL Revolving Credit Facility Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the A&E ABL Revolving Credit Facility Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On October 9, 2026, the Company issued a press release announcing the completion of the Refinancing Transactions. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated into any registration statement or other filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events

On September 30, 2026, the Company prepaid $50 million of principal under its then-outstanding term loan facility.

On October 9, 2026, the Issuer redeemed in full the 2022 Senior Secured Notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Indenture, dated as of October 9, 2026, by and among McGraw - Hill Education, Inc., as issuer, The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent, and the guarantors party thereto.

Exhibit 4.2	Form of 8.000% Senior Secured Note due 2033 (included in Exhibit 4.1).

Exhibit 10.1*	Amendment and Restatement Agreement No. 1, dated as of October 9, 2026, by and among McGraw - Hill Education, Inc., as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, the lenders party thereto and the issuing banks party thereto.

Exhibit 10.2*	Amendment No. 4 to the Revolving Credit Agreement, dated as of October 9, 2026, by and among McGraw - Hill Education, Inc., as borrower, the other borrowers and guarantors party thereto, Bank of America, N.A., as administrative agent, collateral agent and swingline lender, the lenders party thereto and the issuing banks party thereto.

Exhibit 99.1	Press Release, dated as of October 9, 2026, issued by McGraw Hill, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRAW HILL, INC.

By:	/s/ David Stafford
Name:	David Stafford
Title:	Executive Vice President, General Counsel, Secretary

Date: October 9, 2026